Exhibit 10.1

TRIPADVISOR, INC.

AMENDMENT NO. 1 TO

2018 STOCK AND ANNUAL INCENTIVE PLAN

This Amendment No. 1 dated June 8, 2021 (this “Amendment”) amends the 2018 Stock and Annual Incentive Plan (the “Plan”) of Tripadvisor, Inc., a Delaware corporation (the “Company”). Except as otherwise explicitly set forth herein, all provisions of the Plan shall remain in full force and effect. Capitalized terms used in this Amendment without definition shall have the meanings set forth in the Plan.

WHEREAS, the Company desires to amend the Plan as hereinafter provided in order to increase the number of shares of Common Stock issuable under the Plan by an additional 10,000,000 shares; and

WHEREAS, the Board of Directors approved the substance of this Amendment as of April 13, 2021 and, accordingly, the Company desires to amend the Plan as hereinafter provided.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.Increase in Number of Shares Subject to the Plan. Section 4(a) of the Plan is amended to read in its entirety as follows:

(a)    Shares Available for Awards.  The maximum number of Shares that may be delivered pursuant to Awards under the Plan shall be (i) 10,000,000, plus (ii) any Shares available for issuance under the Plan not issued or subject to outstanding Awards under such plan as of the Effective Date.  For purposes of this limitation, Shares underlying any Awards that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Common Stock or otherwise terminated (other than by exercise) under the Plan shall be added back to the Shares available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the Shares that may be issued as Incentive Stock Options. The Shares available for delivery under this Plan may consist of authorized and unissued Shares, Shares held in treasury, Shares of Common Stock purchased or held by the Company for purposes of this Plan, or any combination thereof.

2.Ratification.  In all other respects, the terms and conditions of the Plan shall remain the same and the Plan is hereby ratified, confirmed and approved.

 IN WITNESS WHEREOF, the Company has adopted this Amendment, effective as of June 8, 2021.

TRIPADVISOR, INC.
By:	/s/ Seth J. Kalvert
Name: Seth J. Kalvert
Title: Chief Legal Officer